EXHIBIT 10.12

                       SEVERANCE AGREEMENT - Bryan Hyzdu
                       ---------------------------------


         THIS Agreement is made this 1st day of November, 2002 between Service 1st Bank (the "Bank"), headquartered at Stockton, California, and BRYAN HYZDU ("Executive").

         Whereas, the Bank is a California state-chartered banking corporation, validly existing and in good standing underthe laws of the State of California, subject to the supervision and regulation of the California Department of Financial Institutions, and the Federal Deposit Insurance Corporation, with power to own property and carry on its business as it is now being conducted;

         Whereas, the Bank desires to avail itself of the skill, knowledge and experience of Executive in order to insure the successful management of its business;

         Whereas, the parties hereto desire to specify the terms of the Executive's employment by the Bank as controlling Executive's employment with the Bank;

         NOW, therefore, in consideration of the mutual covenants hereinafter set forth, it is agreed that from and after November 1, 2002 (the "Effective Date"), the following terms and conditions shall apply to executive's said employment:

A.       TERM OF EMPLOYMENT
---------------------------

1.       Term     The Bank hereby employs Executive and Executive hereby accepts employment with the Bank for the period commencing with the Effective Date and continuing indefinitely, subject, however, to prior termination of this Agreement as hereinafter provided. Where used herein, "Term" shall refer to the entire period of employment of Executive by the Bank hereunder, whether terminated earlier as hereinafter provided.

B.       DUTIES OF EXECUTIVE
----------------------------

1.       Duties   Executive shall perform the duties of President of the Bank, as described more fully in a job description, subject to the powers by law vested in the Board of Directors of the Bank and in the Bank's shareholders. The duties of Executive hereunder may be changed by the Chief Executive Officer and/or the Board of Directors of the Bank from time-to-time without resulting in a rescission or breach of this Agreement, and, without limiting the foregoing, Executive agrees, if requested by the Chief Executive Officer and/or Board of Directors of the Bank and subject to the rights of the Bank's stockholders, to serve in such additional or alternative capacities as the Bank's stockholders, to serve in such additional or alternative capacities as the Bank and Executive may agree upon without compensation in addition to that provided for in this Agreement. Notwithstanding any such change from the duties originally assigned, or hereafter assigned, the employment of Executive shall be construed as continuing under this Agreement as modified. During the Term, Executive shall perform exclusively the services herein contemplated to be performed by Executive faithfully, diligently and to the best of Executive's ability, consistent with the highest and best standards of the banking industry and in compliance with all applicable laws and the Bank's Articles of Incorporation and Bylaws.

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B.       DUTIES OF EXECUTIVE (cont'd)
-------------------------------------

2.       Conflicts of Interest      Except as permitted by the prior written
consent of the Board of Directors of the Bank, Executive shall devote Executive's entire productive time, ability and attention to the business of the Bank during the Term and Executive shall not directly or indirectly render any services of a business, commercial or professional nature, to any other person, firm or corporation, whether for compensation or otherwise, which are in conflict with the Bank's interests. Notwithstanding the foregoing, Executive may make investments of a passive nature in any business or venture, provided however, that such business or venture is neither in competition, directly or indirectly, in any manner with the Bank nor a customer of the Bank, and also may engage in civic and charitable activities and may also invest in any company listed on a national securities exchange provided that he does not own 1% or more of the company's outstanding shares.


C.       COMPENSATION
---------------------

1.       Salary   For Executive's service hereunder, the Bank shall pay or cause to be paid as annual base salary to Executive a minimum of One Hundred Thirteen Thousand Three Hundred Dollars ($113,300.00) per year, and subject to upward adjustments as may be determined annually by the Chief Executive Officer and/or the Board of Directors in their discretion. Said salary shall be payable in equal installments in conformity with the Bank's normal payroll period.

2.       Annual Bonuses    Annual bonuses will be determined by the Chief
Executive Officer and Board of Directors. Executive will qualify for bonuses based on the Bank's profitability and Executive's implementation of the Bank's strategic plan.

3.       Contract Renewal Bonus     The Executive shall receive a one-time lump
sum cash payment of ($ 10,000.00) payable during the last week of January 2003.


D.       EXECUTIVE BENEFITS
---------------------------

1.       Vacation          Executive shall be entitled to up to four (4) weeks
of vacation each year during the Term, prorated for any portion of a year, which vacation shall be taken at such times as are agreed upon by Executive and the Board of Directors; provided, however, that during each year of the Term, Executive is required to and shall take at least two (2) weeks of said vacation (the "Mandatory Vacation"), which shall be taken consecutively.

2.       Automobile        During the Term, Bank shall pay to Executive, as an
automobile allowance, the sum of Seven Hundred Fifty Dollars ($750.00) per month.

3.       Group Medical, Dental, Life, and Disability Insurance Benefits    The
Bank, at its expense, shall provide for Executive and his dependents, medical/dental, and life insurance benefits equivalent to the normal and customary benefits available from time to time under the California Banker's Association Group insurance Program (or equivalent) for an employee of Executive's salary level. The Bank, at its expense, shall also continue to provide for Executive a personal disability policy with Unum Provident Co. (Policy # 7905284) or equivalent.

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D.       EXECUTIVE BENEFITS (cont'd.)
-------------------------------------

4.       Stock Options     The Bank has granted Executive 20,000 shares of the
bank's common stock per the terms of Executive's original Employment Agreement, dated 1/7/1999. Those shares vested at the rate of one-third (1/3) of the options each anniversary from the date of grant. As of the date of this Agreement, those shares are 100% vested. The Bank also agrees that, to the maximum extent permitted by law, the option will qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.


E.       REIMBURSEMENT FOR BUSINESS EXPENSES
--------------------------------------------

Executive shall be entitled to reimbursement by the Bank for any ordinary and necessary business expenses incurred by Executive in the performance of Executive's duties and in acting for the Bank during the Term, which types of expenditures shall be determined by the Board of Directors, provided:

1.       Qualification     Each such expenditure is of a nature qualifying it as
a proper deduction on the federal and state income tax returns of the Bank as a business expense and not as compensation to Executive; and

2.       Documentation     Executive furnishes to the Bank adequate records and
other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of such expenditures as deductible business expenses of the Bank and not as compensation to Executive.


F.       TERMINATION
--------------------

1.       Termination       The Bank may terminate this Agreement at any time
without further obligation or liability to Executive, by action of the Board of Directors, if Executive fails to perform or habitually neglects the duties which he is required to perform hereunder; if Executive engages in illegal activity which materially adversely affects the Bank's reputation in the community or which evidences the lack of Executive's fitness or ability to perform Executive's duties as determined by the Board of Directors in good faith; any breach of fiduciary duty, dishonesty, deliberate or repeated disregard of the policies or procedures of the Bank as adopted by the Board of Directors or a committee thereof or refusal or failure to act in accordance with any direction or order of the Board of Directors or a committee thereof of the Bank, except those in contravention of any law or regulation; gross negligence adversely impacting the Bank; willful breach of this Agreement or any other willful misconduct; or if Executive is found to be physically or mentally incapable (as hereinafter defined) of performing Executive's duties for a continuous period of ninety (90) days or more by the Board of Directors in good faith. Such termination shall not prejudice any remedy which the Bank may have at law, Inequity, or under this Agreement.

For purposes of this Agreement only, physical or mental disability shall be defined as Executive being unable to fully perform under this Agreement for a continuous period of ninety (90) days. If there should be a dispute between the Bank and Executive as to Executive's physical or mental disability for

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F.       TERMINATION (cont'd.)
------------------------------

purposes of this Agreement, the question shall be settled by the opinion of an impartial reputable physician or psychiatrist agreed upon by the parties or their representatives, or if the parties cannot agree within ten (10) days after a request for designation of such party, then by a physician or psychiatrist designated by the San Joaquin Medical Association. The certification of such physician or psychiatrist as to the question in dispute shall be final and binding upon the parties hereto.

2.       Action by Supervisory Authority     If the Bank is closed or taken over
by the California Department of Financial Institutions or other supervisory authority, including the Federal Deposit Insurance Corporation, such bank supervisory authority may immediately terminate this Agreement without further liability or obligation to Executive.

3.       Change in Control          In the event of a merger where the Bank is
not the surviving corporation, or a consolidation or a transfer of all or substantially all of the assets of the Bank, or any other corporate reorganization where there is a change in ownership of at least twenty-five percent (25%) of the outstanding stock of the Bank, except as may result from a transfer of shares to another corporation in exchange for at least eighty percent (80%) control of that corporation, or in the event of the dissolution of the Bank, this Agreement may be terminated without further liability to Executive by the Bank or the surviving bank, upon cash severance payment to Executive within 30 days of six___________ (6) months of his then current salary. If, within eighteen (18) months following the consummation of such a "change of control", Executive's employment is terminated, or any adverse change occurs in the nature and scope of Executive's position, responsibilities, duties, salary, benefits, work location(s), or any event occurs which reasonably constitutes a demotion or constructive termination (by resignation or otherwise), Executive shall be entitled to receive severance payment referenced immediately above. This Section F.3. shall not be applicable in the event of the formation of a bank holding company for the Bank wherein the shareholders of the Bank maintain the same percentage of ownership of the bank holding company.

4. Termination Without Cause. Notwithstanding anything to the contrary contained herein, it is agreed by the parties hereto that the Bank may at any time elect to terminate this Agreement and Executive's employment by the Bank for any reason by action of its Board of Directors, which action shall be deemed to have been taken upon the affirmative vote of at least a majority of the authorized number of Directors of the Bank. Any termination under this Subsection F.4 shall be effective immediately upon Executive's receipt of notice from the Bank, and all benefits provided by the Bank hereunder to Executive shall thereupon cease, other than the insurance benefits provided to Executive hereunder which shall be continued by the Bank for a period not to exceed sixty
(60) days after termination. Notwithstanding the foregoing, it is agreed that in the event of such termination, Executive shall continue to be paid Executive's salary for a period of six (6) months following Executive's termination, which payments shall be paid to Executive in accordance with the normal method of payment. Such action shall not be construed as a breach of this Agreement, and the payment of the sum above stated shall constitute full and complete performance by the Bank of its obligations hereunder.

5.       Effect of Termination      In the event of the termination of this
Agreementt Executive shall be entitled to the salary earned by Executive prior to the date of termination as provided for in this Agreement, computed pro rata up to and including that date; but Executive shall be entitled to no further compensation for services rendered after the date of termination, except as provided in Subsections C. 2 and F. 4 above if Executive's employment is terminated pursuant to Subsection F.4.

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F.       TERMINATION (cont'd.)
------------------------------

Executive further agrees that in the event of termination for any reason, he shall resign from the Board of Directors of the Bank on the effective date of the termination of this Agreement.


G.       GENERAL PROVISIONS
---------------------------

1.       Trade Secrets     During the Term, Executive will have access to and
become acquainted with what Executive and the Bank acknowledge are trade secrets, to wit, knowledge or data concerning the Bank, including its operations and business, and the identity of customers of the Bank, including knowledge of their financial condition, their financial needs, as well as their methods of doing business. Executive shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any way, either during the Term or for a period of one (1) year after the termination of this Agreement, except as required in the course of Executive's employment with the Bank.

2.       Covenant Not to Compete    Executive hereby covenants and agrees that
for a period of six (6) months after termination of this Agreement, Executive shall not engage in the business of banking within San Joaquin County.

3.       Indemnification.   To the extent permitted by law, applicable statutes
and the Bylaws or resolutions of the Bank in effect from time to time, the Bank may indemnify Executive against liability or loss arising out of Executive's actual or asserted misfeasance or non-feasance in the performance of Executive's duties or out of any actual or asserted wrongful act against, or by, the Bank including but not limited to judgment, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom. The provisions of this Subsection shall apply to the estate, executor, administrator, heirs, legatees or devisees of Executive.

4.       Return of Documents        Executive expressly agrees that all manuals,
documents, files, reports, studies, instruments or other materials used and/or developed by Executive during the Term are solely the property of the Bank, and that Executive has no right, title or interest therein. Upon termination of this Agreement, Executive or Executive's representative shall promptly deliver possession of all of said property to the Bank in good condition.

5. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, when deposited in the United States mail by either certified or registered mail with return receipt requested, postage prepaid, or when communicated to a public telegraph company for transmittal, addressed to the party at the address appearing at the beginning of this Agreement. Either party may change its address by written notice in accordance with this Subsection.

6.       California Law    This Agreement is to be governed by and construed
under the laws of the State of California.

7.       Captions and Section Heading        Captions and section headings used
herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

8.       Invalid Provisions         Should any provision of this Agreement for
any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any

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G.    GENERAL PROVISIONS (cont'd.)
----------------------------------

remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

9. Entire Agreement. This Agreement contains the entire agreement of the parties. It supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by the Bank. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by the Bank and Executive.

10.      Receipt of Agreement       Each of the parties hereto acknowledges that
he has read this Agreement in its entirety and does hereby acknowledge receipt of a fully executed copy thereof. A fully executed copy shall be an original for all purposes, and is a duplicate original.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

     Service 1st Bank ("Bank")               Bryan Hyzdu ("Executive")
     -------------------------               -------------------------



By: /s/ JOHN O. BROOKS                  By: /s/ BRYAN HYZDU
    -------------------------------         --------------------------------

Printed Name   John 0. Brooks           Printed Name    Bryan Hyzdu
             ----------------------                  -----------------------

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